As filed with the Securities and Exchange Commission on November 6, 2002
                                                      Registration No. 333-_____

================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           ------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ------------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           ------------------------

                  INTERNATIONAL BUSINESS MACHINES CORPORATION
            (Exact name of registrant as specified in its charter)


   NEW YORK
(State or other jurisdiction of                          13-0871985
incorporation or organization)                        (I.R.S. employer
                                                   identification number)


                            ARMONK, NEW YORK 10504
                                (914) 499-1900

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           ------------------------

                                ANDREW BONZANI
               ASSISTANT SECRETARY AND ASSOCIATE GENERAL COUNSEL
                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                            ARMONK, NEW YORK 10504
                                (914) 499-1900

   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           ------------------------

          Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement. /_/

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/

          If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/


                           ------------------------

                        CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
Title of Each Class of                     Proposed Maximum
Securities to be           Amount to be    Aggregate Price Per   Proposed Maximum      cAmount of
Registered                 Registered      Unit                  Aggregate Offering Pri Registration Fee
------------------------------------------------------------------------------------------------------------
Capital Stock              19,302,535      $77.71 (a)            $1,500,000,000 (a)     $138,000 (a)
($0.20 par value)          shares
------------------------------------------------------------------------------------------------------------

(a) The shares of capital stock are to be offered at prices which are not presently determinable. The offering price is estimated pursuant to Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of IBM capital stock reported on the New York Stock Exchange Composite Tape on October 30, 2002.

          Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of IBM capital stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all of such additional capital stock.

                           ------------------------

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION
NOVEMBER 6, 2002

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                               New Orchard Road
                            Armonk, New York 10504
                                (914) 499-1900
                               19,302,535 Shares

                                 CAPITAL STOCK

YOU SHOULD READ THIS PROSPECTUS CAREFULLY BEFORE YOU INVEST.

          This Prospectus relates to the resale, from time to time, by the IBM Personal Pension Plan Trust (the "Trust"), of up to 19,302,535 shares of capital stock, $0.20 par value, of International Business Machines Corporation proposed to be contributed from time to time by IBM to the Trust. IBM will receive none of the proceeds from the sale of the shares by the Trust.

          The shares may be sold from time to time through public or private transactions on or off the United States exchanges on which the capital stock is traded, and at prevailing market prices or other prices negotiated by the managers, all as more fully described under the "Plan of Distribution".

          The capital stock of IBM is listed on the New York Stock Exchange and trades under the symbol IBM.

                           ------------------------

          These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                           ------------------------

          The date of this prospectus is November __, 2002.

                      WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

          The SEC allows us to "incorporate by reference" into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

          i. Annual Report on Form 10-K for the year ended December 31, 2001;

         ii. Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002, and September 30, 2002; and

        iii. Current Reports on Form 8-K, filed on January 17, 2002, January 29, 2002, April 8, 2002, April 17, 2002, May 9, 2002, June 4,
               2002, July 1, 2002, July 9, 2002, July 17, 2002, July 30, 2002,
               August 13, 2002, August 28, 2002, September 9, 2002, October 16, 2002, October 29, 2002, and November 4, 2002.

          We encourage you to read our periodic and current reports. Not only do we think these items are interesting reading, we think these reports provide additional information about our company which prudent investors find important. You may request a copy of these filings at no cost, by writing to or telephoning our transfer agent at the following address:

Equiserve Trust Company, N.A.
P.O. Box 43072
Providence, RI  02940
(781) 575-2727

          You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

                          DESCRIPTION OF THE COMPANY

          We were originally incorporated in the State of New York on June 16, 1911, as the Computing-Tabulating-Recording Co. (C-T-R). C-T-R was a consolidation of the Computing Scale Co. of America, the Tabulating Machine Co., and The International Time Recording Co. of

New York. In 1924, C-T-R adopted the name International Business Machines Corporation, also known more simply as IBM.

          We use advanced information technology to provide customer solutions. We operate primarily in a single industry using several segments that create value by offering a variety of solutions that include, either singularly or in some combination, technologies, systems, products, services, software and financing.

          Organizationally, our major operations comprise a Global Services segment; three hardware product segments--Enterprise Systems, Personal and Printing Systems and Technology; a Software segment; a Global Financing segment and an Enterprise Investment segment. The segments are determined based on several factors, including customer base, homogeneity of products, technology and delivery channels.

          We offer our products through our global sales and distribution organization. The sales and distribution organization has both a geographic focus (in the Americas, Europe/Middle East/Africa, and Asia Pacific) and a specialized and global industry focus. In addition, these organizations include a global sales and distribution effort devoted exclusively to small and medium businesses. We also offer our products through a variety of third party distributors and resellers, as well as through our on-line channels.

                                USE OF PROCEEDS

The shares being offered are for the account of the Trust. IBM will not receive any proceeds from the sale of the shares offered.

                       DESCRIPTION OF THE CAPITAL STOCK

          As of the date of this prospectus, we are authorized to issue up to 4,687,500,000 shares of capital stock, $0.20 par value per share. As of September 30, 2002, 1,918,678,874 shares of capital stock were issued and 1,690,087,776 were outstanding.

          DIVIDENDS.

          Holders of capital stock are entitled to receive dividends, in cash, securities, or property, as may from time to time be declared by our Board of Directors, subject to the rights of the holders of the preferred stock.

          VOTING.

          Each holder of capital stock is entitled to one vote per share on all matters requiring a vote of the stockholders.

          RIGHTS UPON LIQUIDATION.

          In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of capital stock will be entitled to share equally in our assets available for distribution after payment in full of all debts and after the holders of preferred stock have received their liquidation preferences in full.

          MISCELLANEOUS.

          Shares of capital stock are not redeemable and have no subscription, conversion or preemptive rights.

                              SELLING SHAREHOLDER

          The Trust is the trust formed to hold the assets of IBM's defined benefit pension plan known as the IBM Personal Pension Plan, covering substantially all of IBM's U.S. employees. The Plan and the Trust are intended to be tax-qualified within the meanings of Sections 401(a) and 501(a) of the Internal Revenue Code. The Trust is funded by IBM contributions held for the sole benefit of Plan participants and beneficiaries, and to pay proper expenses of Plan administration.

          As of September 30, 2002, the Trust owned 1,704,009 shares of capital stock (representing approximately 0.31% of the total assets of the Trust and approximately 0.10% of the outstanding shares of capital stock). Assuming all the 19,302,535 shares in this offering were contributed to the Trust and none of the shares now held by the Trust had been sold, the Trust would own 21,006,544 shares of capital stock (representing approximately 4.9% of the total assets of the Trust and approximately 1.24% of the outstanding shares of capital stock).

          It is contemplated that the shares contributed to the Trust will be managed by investment managers designated in accordance with procedures established by the IBM Retirement Plans Committee. Each investment manager is responsible in its sole judgment and discretion for making any decision to sell from time to time any of or all the shares under its control, subject to the terms of investment management arrangements with the manager.

                             PLAN OF DISTRIBUTION

          The Trust, at the direction of an investment manager, may sell shares on the markets in which the capital stock is traded, through underwriters, in private transactions or otherwise.

          Market sales may be effected from time to time in one or more transactions, including block transactions, (i) on any of the U.S. securities exchanges on which the capital stock is listed, including the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange, in transactions that may include special offerings, exchange distributions pursuant to and in accordance with the rules of such exchanges, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) in a combination of any such transactions. Such transactions may be effected by the Trust at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Trust may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts or commissions from the Trust and may receive commissions from the purchasers of shares for whom they may act as agent.

                                LEGAL OPINIONS

          The legality of the shares in this offering will be passed upon by Mr. David S. Hershberg, our Vice President and Assistant General Counsel. Mr. Hershberg, together with members of his family, owns, has options to purchase and has other interests in shares of our capital stock.

                                    EXPERTS

          The consolidated financial statements incorporated in this prospectus by reference to the Current Report on Form 8-K dated November 4, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following statement sets forth the estimated amounts of expenses, other than underwriting discounts, to be borne by us in connection with the offerings described in this Registration Statement:

Securities and Exchange Commission
   Registration Fee.............................................       $138,000
Printing and Engraving Expenses.................................         25,000
Accounting Fees and Expenses....................................         15,000
Legal Fees and Expenses.........................................         70,000
Listing Fees....................................................              0
Miscellaneous Expenses..........................................         15,000
                                                                        -------
     Total Expenses.............................................       $263,000
                                                                       ========
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Our By-Laws (Article VI, Section 6) provide the following:

               "The Corporation shall, to the fullest extent permitted by applicable law as in effect at any time, indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal (including an action or proceeding by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, for which any director or officer of the Corporation served in any capacity at the request of the Corporation), by reason of the fact that such person or such person's testator or intestate was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. Such indemnification shall be a contract right and shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law in effect at any time. Indemnification shall be deemed to be `permitted' within the meaning of the first sentence hereof if it is not expressly prohibited by applicable law as in effect at the time."

          Our Certificate of Incorporation (Article ELEVEN) provides the following:

               "Pursuant to Section 402(b) of the Business Corporation Law of the State of New York, the liability of the Corporation's directors to the Corporation or its stockholders for damages for breach of duty as a director shall be eliminated to the fullest extent permitted by the Business Corporation Law of the State of New York, as it exists on the date hereof or as it may hereafter be amended. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

          With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer made a party to an action (i) by a corporation or in its right in order to procure a judgment in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor, if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases not opposed to such corporation's interest and additionally, in criminal actions, had no reasonable cause to believe his conduct was unlawful.

          In addition, we maintain directors' and officers' liability insurance policies.

ITEM 16. EXHIBITS.

(4)        Certificate of Incorporation.**
(5)        Opinion of IBM Legal Counsel (David S. Hershberg, Esq.).*
           (23) (a) Consent of Independent Accountants.* (23) (b)
           Consent of Counsel (included in Exhibit (5)).*
(24)       (a) Powers of Attorney.*
(24) (b) Certified copy of a resolution adopted by our Board of Directors authorizing execution of the registration statement by power of attorney.*

---------------------

*    Filed herewith.

**   Incorporated by reference to Exhibit 3(i) of our Form 8-K filed
     April 28, 1999.

ITEM 17. UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (other than as provided in the proviso and instructions to Item 512(a) of Regulation S-K) (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 6th day of November, 2002.

                                INTERNATIONAL BUSINESS MACHINES CORPORATION

                                By:                        *
                                      ------------------------------------------
                                       Name:  Louis V. Gerstner, Jr.
                                       Title: Chairman of the Board of Directors

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                          TITLE                             DATE
---------                          -----                             ----


             *                   Chairman of the Board          November 6, 2002
----------------------------
Louis V. Gerstner, Jr.


             *                   President and Chief            November 6, 2002
----------------------------     Executive Officer
Samuel J. Palmisano


             *                   Chief Financial Officer        November 6, 2002
----------------------------
John R. Joyce


             *                   Vice President and             November 6, 2002
----------------------------     Controller
Robert F. Woods


             *                   Director                       November 6, 2002
----------------------------
Cathleen Black


             *                   Director                       November 6, 2002
----------------------------
Kenneth I. Chenault


             *                   Director                       November 6, 2002
----------------------------
Nannerl O. Keohane


             *                   Director                       November 6, 2002
----------------------------
Charles F. Knight

SIGNATURE                          TITLE                             DATE
---------                          -----                             ----


             *                   Director                       November 6, 2002
----------------------------
Minoru Makihara


             *                   Director                       November 6, 2002
----------------------------
Lucio A. Noto


             *                   Director                       November 6, 2002
----------------------------
John B. Slaughter


             *                   Director                       November 6, 2002
----------------------------
Sidney Taurel


             *                   Director                       November 6, 2002
----------------------------
Alex Trotman


             *                   Director                       November 6, 2002
----------------------------
Charles M. Vest




*By:  /s/ ANDREW BONZANI
      ---------------------------
Andrew Bonzani
ATTORNEY-IN-FACT

                                                                   Exhibit (5)


                                 [LETTERHEAD]

                  INTERNATIONAL BUSINESS MACHINES CORPORATION
              Office of the Vice President and Assistant General
                        Counsel Armonk, New York 10504

                               November 6, 2002

Ladies & Gentlemen:

          As Vice President and Assistant General Counsel of International Business Machines Corporation (the "Company") and an attorney duly admitted to practice in the State of New York, I am giving this opinion in connection with the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") of capital stock (the "Capital Stock") of the Company.

          I, working together with competent members of my legal staff acting under my direct supervision and control, have examined the Certificate of Incorporation of the Company, as amended, and the By-laws of the Company. In addition, I am familiar with the proceedings by which such instruments and the transactions contemplated thereby were authorized by the Company.

          Based upon and subject to the foregoing, I am of the opinion that:

          (1) the Company has been duly incorporated and is a validly existing corporation under the laws of the State of New York; and

          (2) with respect to shares of Capital Stock, the Board has taken all necessary corporate action to approve the issuance of the shares of Capital Stock and when issued as provided in the Registration Statement, the shares of Capital Stock will be validly issued, fully paid and nonassessable;

          I understand that I may be referred to, as counsel who has passed upon the validity of the Capital Stock on behalf of the Company in the Prospectus forming a part of the Registration Statement on Form S-3 relating to the Securities filed with the Securities and Exchange Commission pursuant to the Securities Act, and I hereby consent to such use of my name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit (5) thereto.

                                                     Very truly yours,

                                                     /s/ David S. Hershberg
                                                     ---------------------------
                                                     David S. Hershberg

                                                                 Exhibit 23(a)



                      CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 17, 2002, except for Note w, as to which the date is June 3, 2002, relating to the financial statements which appears in the Current Report on Form 8-K dated November 4, 2002. We also consent to the incorporation by reference of our report dated January 17, 2002 relating to the financial statement schedule, which appears in International Business Machines Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                                  /s/ PricewaterhouseCoopers LLP
                                                  ------------------------------
                                                  PricewaterhouseCoopers LLP
                                                  New York, New York
                                                  November 6, 2002

                                                                 Exhibit 24(a)



                  POWER OF ATTORNEY OF LOUIS V. GERSTNER, JR.
                  -------------------------------------------


          KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned Chairman of the Board of International Business Machines Corporation, a New York corporation (the "Corporation"), which is to file with the Securities and Exchange Commission (the "SEC") under the provisions of the Securities Act of 1933 one or more Registration Statements on Form S-3 or other appropriate Form, for shares of capital stock of the Corporation, for contribution by the Corporation to the IBM Personal Pension Plan Trust hereby constitute and appoint Samuel J. Palmisano, Edward M. Lineen, John R. Joyce, Robert F. Woods, Jesse J. Greene, Jr., Daniel E. O'Donnell and Andrew Bonzani, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act, together or each without the others, for me and in my name, place and stead, in any and all capacities, to sign, or cause to be signed electronically any and all of said Registration Statements (which Registration Statements may constitute post-effective amendments to registration statements previously filed with the SEC) and any and all amendments to the aforementioned Registration Statements and to file said Registration Statements and amendments thereto so signed with all exhibits thereto, and with any and all other documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 29th day of October, 2002.



                                       /s/ Louis V. Gerstner, Jr.
                                       --------------------------
                                       Name: Louis V. Gerstner, Jr.
                                       Title: Chairman of the Board of Directors

                   POWER OF ATTORNEY OF SAMUEL J. PALMISANO
                   ----------------------------------------


          KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned President and Chief Executive Officer of International Business Machines Corporation, a New York corporation (the "Corporation"), which is to file with the Securities and Exchange Commission (the "SEC") under the provisions of the Securities Act of 1933 one or more Registration Statements on Form S-3 or other appropriate Form, for shares of capital stock of the Corporation, for contribution by the Corporation to the IBM Personal Pension Plan Trust hereby constitute and appoint Louis V. Gerstner, Jr., Edward M. Lineen, John R. Joyce, Robert F. Woods, Jesse J. Greene, Jr., Daniel E. O'Donnell and Andrew Bonzani, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act, together or each without the others, for me and in my name, place and stead, in any and all capacities, to sign, or cause to be signed electronically any and all of said Registration Statements (which Registration Statements may constitute post-effective amendments to registration statements previously filed with the SEC) and any and all amendments to the aforementioned Registration Statements and to file said Registration Statements and amendments thereto so signed with all exhibits thereto, and with any and all other documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 29th day of October, 2002.

                                            /s/ Samuel J. Palmisano
                                            ------------------------------------
                                            Name:  Samuel J. Palmisano
                                            Title: President and Chief
                                                   Executive Officer

                      POWER OF ATTORNEY OF JOHN R. JOYCE
                      ----------------------------------


          KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned Senior Vice President and Chief Financial Officer of International Business Machines Corporation, a New York corporation (the "Corporation"), which is to file with the Securities and Exchange Commission (the "SEC") under the provisions of the Securities Act of 1933 one or more Registration Statements on Form S-3 or other appropriate Form, for shares of capital stock of the Corporation, for contribution by the Corporation to the IBM Personal Pension Plan Trust hereby constitute and appoint Louis V. Gerstner, Jr., Samuel J. Palmisano, Edward M. Lineen, Robert F. Woods, Jesse J. Greene, Jr., Daniel E. O'Donnell and Andrew Bonzani, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act, together or each without the others, for me and in my name, place and stead, in any and all capacities, to sign, or cause to be signed electronically any and all of said Registration Statements (which Registration Statements may constitute post-effective amendments to registration statements previously filed with the SEC) and any and all amendments to the aforementioned Registration Statements and to file said Registration Statements and amendments thereto so signed with all exhibits thereto, and with any and all other documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 29th day of October, 2002.


                                        /s/ John R. Joyce
                                        ---------------------------------
                                        Name: John R. Joyce
                                        Title: Senior Vice President and Chief
                                        Financial Officer

                     POWER OF ATTORNEY OF ROBERT F. WOODS
                     ------------------------------------


          KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned Senior Vice President and Chief Financial Officer of International Business Machines Corporation, a New York corporation (the "Corporation"), which is to file with the Securities and Exchange Commission (the "SEC") under the provisions of the Securities Act of 1933 one or more Registration Statements on Form S-3 or other appropriate Form, for shares of capital stock of the Corporation, for contribution by the Corporation to the IBM Personal Pension Plan Trust hereby constitute and appoint Louis V. Gerstner, Jr., Samuel J. Palmisano, Edward M. Lineen, Robert F. Woods, Jesse J. Greene, Jr., Daniel E. O'Donnell and Andrew Bonzani, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act, together or each without the others, for me and in my name, place and stead, in any and all capacities, to sign, or cause to be signed electronically any and all of said Registration Statements (which Registration Statements may constitute post-effective amendments to registration statements previously filed with the SEC) and any and all amendments to the aforementioned Registration Statements and to file said Registration Statements and amendments thereto so signed with all exhibits thereto, and with any and all other documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 29th day of October, 2002.


                                            /s/ Robert F. Woods
                                            -----------------------------
                                            Name: Robert F. Woods
                                            Title: Vice President and Controller

                       POWER OF ATTORNEY OF IBM DIRECTOR
                       ---------------------------------


          KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned Director of International Business Machines Corporation, a New York corporation (the "Corporation"), which is to file with the Securities and Exchange Commission (the "SEC") under the provisions of the Securities Act of 1933 one or more Registration Statements on Form S-3 or other appropriate Form, for shares of capital stock of the Corporation, for contribution by the Corporation to the IBM Personal Pension Plan Trust hereby constitute and appoint Louis V. Gerstner, Jr., Samuel J. Palmisano, Edward M. Lineen, John R. Joyce, Robert F. Woods, Jesse J. Greene, Jr., Daniel E. O'Donnell and Andrew Bonzani, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act, together or each without the others, for me and in my name, place and stead, in any and all capacities, to sign, or cause to be signed electronically any and all of said Registration Statements (which Registration Statements may constitute post-effective amendments to registration statements previously filed with the SEC) and any and all amendments to the aforementioned Registration Statements and to file said Registration Statements and amendments thereto so signed with all exhibits thereto, and with any and all other documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 29th day of October, 2002.


                                           /s/ Cathleen Black
                                           -------------------------------------
                                           Director


                                           /s/ Kenneth I. Chenault
                                           -------------------------------------
                                           Director


                                           /s/Nannerl O. Keohane
                                           -------------------------------------
                                           Director


                                           /s/ Charles F. Knight
                                           -------------------------------------
                                           Director


                                           /s/Minoru Makihara
                                           -------------------------------------
                                           Director

                                           /s/ Lucio A. Noto
                                           -------------------------------------
                                           Director


                                           /s/ John B. Slaughter
                                           -------------------------------------
                                           Director


                                           /s/Sidney Taurel
                                           -------------------------------------
                                           Director


                                           /s/ Alex Trotman
                                           -------------------------------------
                                           Director


                                           /s/Charles M. Vest
                                           -------------------------------------
                                           Director

                                                                 Exhibit 24(b)


                  INTERNATIONAL BUSINESS MACHINES CORPORATION

                    CERTIFICATE OF THE ASSISTANT SECRETARY


          I, Andrew Bonzani, the undersigned Assistant Secretary of International Business Machines Corporation, a New York Corporation, do hereby certify as follows:

          Attached hereto as Exhibit A is a true copy of the resolutions adopted by the Board of Directors of International Business Machines Corporation, authorizing the officers of the Corporation to execute the Registration Statement, to which this certificate is attached as an exhibit, by power of attorney.

          IN WITNESS WHEREOF, I have executed this certificate as of this 6th day of November 2002.

                                            By: /s/ Andrew Bonzani
                                                --------------------------------
                                            Name:   Andrew Bonzani
                                            Title:  Assistant Secretary

                                   EXHIBIT A
                                   ---------

                  RESOLUTIONS REGARDING PENSION PLAN FUNDING
                  ------------------------------------------


          RESOLVED, that the issuance and contribution by the Company to the IBM Personal Pension Plan Trust of shares of Capital Stock, $.20 par value, of the Company (the "Plan Shares"), as presented to the Board of Directors, is hereby authorized; and

          RESOLVED, that the Chairman of the Board, the President and Chief Executive Officer, the Senior Vice President and Chief Financial Officer, the Vice President and Controller, the Vice President and Treasurer, and any Assistant Treasurer of the Company (each, an "Authorized Person") be, and each of them individually hereby is, delegated full power and authority to authorize and approve the issuance and contribution by the Company of the Plan Shares, which may be newly issued shares or Treasury shares, pursuant to the foregoing resolution in such amounts and at such times as they deem appropriate; and

          RESOLVED, that the Authorized Persons be, and each of them individually hereby is, authorized and empowered to approve, execute and deliver in the name and on behalf of the Company any agreements, instruments, plans and other documents (and any amendments thereto) necessary or appropriate in connection with the issuance and contribution of the Plan Shares pursuant to the foregoing resolutions; and

          RESOLVED that the Authorized Persons be, and hereby are, authorized and empowered to prepare for filing with the Securities and Exchange Commission (the "SEC") under the provisions of the Securities Act of 1933, as amended, one or more registration statements relating to the Plan Shares, and that each of Louis V. Gerstner, Jr., Samuel J. Palmisano, Edward M. Lineen, John R. Joyce, Robert F. Woods, Jesse J. Greene, Jr., Daniel E. O'Donnell and Andrew Bonzani, be, and each of them hereby is, vested with full power to act, together or each without the others, in any and all capacities, in the name and on behalf of the Company to sign or cause to be signed electronically, such registration statements and any and all amendments to the aforementioned registration statements, and to file said registration statements and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the SEC, and all actions in connection with the preparation, execution and filing of said registration statements with the SEC on behalf of and as attorneys for the Company are hereby ratified, approved and adopted in all respects; and

          RESOLVED that the Authorized Persons be, and they hereby are, authorized in the name and on behalf of the Company, to take any and all action which they may deem necessary or advisable in order to effect the registration or qualification (or exemption therefrom) of the Plan Shares for issue, offer, sale or trade under the Blue Sky or securities laws of any of the States of the United States of America as well as in any foreign jurisdiction and political subdivisions thereof, and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process and other papers and instruments which may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration, qualification or exemption for as long as they deem necessary or as required by law, and that the execution by such officers of any such paper or document, or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the ratification by the Company of the papers and documents so executed and the actions so taken; and

          RESOLVED that the Company is hereby authorized to list the Plan Shares on any public exchanges, and that the Authorized Persons be, and each of them individually hereby is, authorized on behalf of the Company to execute all listing applications, fee agreements and other documents in connection with the foregoing; and

          RESOLVED that the Authorized Persons be, and each of them individually hereby is, authorized to take all such further action and to execute all such further instruments and documents in the name and on behalf of the Company and under its corporate seal or otherwise, and to pay all fees, expenses and taxes as in their judgment shall be necessary, proper or advisable in order fully to carry out the intent and accomplish the purposes of the foregoing Resolutions; and

          RESOLVED that the Authorized Persons shall have the authority to further delegate, in whole or in part, the authority provided in these resolutions to any other officer or employee of the Company or its subsidiaries.